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                                                                   EXHIBIT 10.68

                             FINDER'S FEE AGREEMENT


COME NOW, Heartsoft, Inc. (hereinafter "Offeror"), whose address is 3101 North Hemlock Circle, Broken Arrow, OK 74012 and Eugene Targosz (hereinafter "Finder"), whose address is 2241 South 15th Place, Phoenix, AZ 85034, in furtherance of the mutual purpose of soliciting customers and marketing the products by Offeror do hereby agree, as follows:

     1. REPRESENTATIONS AND AUTHORIZATION. Offeror agrees that Finder is authorized to represent Offeror to QVC-NORTH AMERICA to sell to potential customers of Offeror, its software product entitled "INTERNET SAFARI".

     2. COMPENSATION. Offeror agrees to compensate Finder for such completed sales as result from any introduction, initial contact, solicitation program or other marketing effort made by Finder. In consideration for completed sales, Offeror shall compensate and pay to Finder the following fee:

          A.   Fixed commission of   % of any sale amount to buyer that will be
               paid within ten (10) days at month's end.

          B.   Vested stock/ownership interest of   % restricted Rule 144 common
               shares based on monthly sales of Offeror product. The execution price for calculations shall be based upon the average closing ask price of the last three trading sessions. Common shares will have piggy bank rights on the next Offeror registration.

     3. EFFECTIVE DATE AND TERM. It is agreed by both parties that this Agreement is effective on and after the date both parties execute it and that it shall extend perpetually. Furthermore, Offeror agrees that any sale which is completed within ten (10) years of the termination of this Agreement and which results from Finder's efforts during the term of this Agreement shall also be subject to the compensation agreed to in Article 2 of this Agreement.

     4. RIGHT TO REFUSE SALES. Offeror shall not be required to accept sales, which result from Finder's efforts, but shall pay compensation to Finder for only those sales which are accepted and which are completed.

     5. ENTIRETY. This Agreement represents the entire agreement by and between the parties and may be modified only by a subsequent written agreement signed by both parties.

     6. APPLICABLE LAW. The parties agree that this Agreement shall be subject to the application of the laws of the State of Arizona and shall be construed in accordance with the laws of that State.

         Company Initial  BPS                Finder Initial   ET
                         -----------                        ------------------

         Date              07/10/01          Date              06/27/01
                           ---------                           ---------

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         WITNESS the signatures of the parties hereto, this the 28th day of
June, 2001.

     Company


     By: Benjamin Shell                              Date 07/10/01
         -----------------------------------              ----------------------
     Name:  Benjamin Shell                           Title: Chairman/CEO
     Company:  Heartsoft, Inc.
     Address: 3101 North Hemlock Circle
     City:  Broken Arrow
     State:  Oklahoma                                Zip/Postal Code:  74012
     Country:  U.S.A.



     Finder


     By: Eugene Targosz                              Date 06/27/01
         ---------------------------                      ----------------------
     Name:  Eugene Targosz                           Title:  NA
     Company: SBI Strategic Business
     Initiatives, Inc.
     Address:  2241 South 15th Place
     City:  Phoenix
     State:  Arizona                                  Zip/Postal Code:  85034
     Country:  U.S.A.










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